SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[   ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as
                                            permitted
                                            by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
                       CLEMENTE GLOBAL GROWTH FUND, INC.
------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)
                             Phillip Goldstein
------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _______________________________________
          (4)    Proposed maximum aggregate value of transaction:
            _______________________________________
          (5)    Total fee paid:________________________
 [   ]     Fee paid previously with preliminary materials.

                                 <PAGE


[   ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
             _______________________________________
       (2)   Form, Schedule or Registration Statement No.:
             _______________________________________
       (3)   Filing Party:
             _______________________________________
       (4)   Date Filed:
             _______________________________________



                                 <PAGE


                              Phillip Goldstein
                              60 Heritage Drive
                           Pleasantville, NY 10570

Dear Fellow Stockholders:

          As a long-term stockholder of Clemente Global Growth Fund (the "Fund"), I am concerned about the persistent discount from net asset value per share ("NAV") at which shares of the Fund have traded.

          To help give stockholders a stronger voice on matters affecting the value of their investments in the Fund, at the 1998
Meeting of Stockholders I intend to nominate two persons for election as directors of the Fund. I also intend to introduce three proposals for action by stockholders. The meeting will be held on September 23, 1998.

          The persons I intend to nominate for election as directors are: Gerald Hellerman and myself. Each of us is committed to exploring fully and implementing measures intended to increase the NAV of your shares and/or to reduce or eliminate the discount from NAV. If elected, the actions Mr. Hellerman and I might urge the Board of Directors to consider and implement will include:

          *  Converting the Fund from a closed-end to an open-end fund;

          *  Purchasing shares in the market;

          * Offering to repurchase shares at a premium to their market price; and

          *  Liquidating the Fund.

          At the meeting, I will introduce for approval by stockholders the following proposals:

          * A resolution terminating the investment advisory agreement between the Fund and Clemente Capital, Inc., the Fund's investment adviser;

          * A resolution stating that it would be in the best interests of the Fund and its stockholders for members of the Board Directors who are not standing for re-election this year to resign; and

          * A resolution recommending that the Board of Directors authorize and direct the officers of the Fund to reimburse me for reasonable expenses incurred in connection with my solicitation of proxies.

          Please read the attached Proxy Statement carefully. It contains additional information about the persons I plan to nominate for election as directors and the proposals I plan to introduce.
                                 <PAGE


          To enable me to vote your shares in favor of the election of my nominees and the three proposals noted above, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED [GREEN] PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED. You may vote on all proposals contained in the Fund's [WHITE] proxy card, including a proposal submitted by another stockholder recommending that the Board of Directors take steps to convert the Fund to an open-end fund, by using the enclosed [GREEN] proxy card. Instructions for executing the [GREEN] proxy card are on the next page.

          If you have already returned the [WHITE] proxy card sent to you by the Fund, you may revoke that proxy and vote for my nominees and proposals by marking, signing, dating and mailing a later dated [GREEN] proxy card.

          AFTER SUBMITTING A [GREEN] PROXY CARD, PLEASE DO NOT RETURN A [WHITE] PROXY CARD (EVEN IF YOU ARE VOTING AGAINST THE NOMINEES NAMED IN THE FUND'S PROXY STATEMENT). DOING SO WILL REVOKE YOUR [GREEN] PROXY CARD.

          If you have any questions, please call me at (914) 747-5262

                                          Sincerely yours,



                                          Phillip Goldstein



          TO SUPPORT MY EFFORTS TO ENHANCE STOCKHOLDER VALUE, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED [GREEN] PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                             VOTING INFORMATION

The Fund's proxy materials include proposals relating to the election of directors and ratification of the selection of the Fund's independent accountants. They also include four stockholder proposals. You may vote on each of the matters contained in the Fund's proxy statement by completing and returning the enclosed [GREEN] proxy card.

I am not making any recommendation as to how you should vote on ratification of the selection of the Fund's independent accountants.

A [GREEN] proxy card which is returned to me or my agent will be voted as you indicate on the card. If a [GREEN] proxy card is returned without indicating how to vote on a matter, your shares will be voted FOR the election of my nominees, FOR each of the proposals I plan to introduce at the meeting, FOR the stockholder proposal on open-ending, and will ABSTAIN on the proposal to ratify the selection of the Fund's independent accountants.

If you have already returned the [WHITE] proxy card that was sent to you by the Fund, you may revoke that proxy and vote for my nominees and proposals by marking, signing, dating and mailing a later dated [GREEN] proxy card.

Completing and returning a [WHITE] proxy card, even to vote against the nominees named in the Fund's proxy statement, after you return the enclosed [GREEN] proxy card will revoke the proxy given in the [GREEN] card. Therefore, DO NOT return a [WHITE] proxy card after returning the [GREEN] card, unless you wish to change your vote.

              PROXY STATEMENT IN OPPOSITION TO SOLICITATION BY THE BOARD
                  OF DIRECTORS OF CLEMENTE GLOBAL GROWTH FUND, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                       To be held on September 23, 1998

          My name is Phillip Goldstein. I am sending this proxy statement and the enclosed [GREEN] proxy card to holders of record on July 29, 1998 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock"), of Clemente Global Growth Fund, Inc., a Maryland corporation (the "Fund"). The principal executive offices of the Fund are located at 767 Third Avenue, New York, New York, 10017. I am soliciting a proxy to vote your shares at the 1998 Annual Meeting of Stockholders of the Fund and at any and all adjournments or postponements of the meeting. The meeting will be held on September 23, 1998, at The Essex House Hotel, 160 Central Park South, New York, New York, at 9:30 a.m., New York time.

          This proxy statement and the enclosed [GREEN] proxy card are first being sent to stockholders of the Fund on or about September 2, 1998.

                              INTRODUCTION

          There are six matters that the Fund has scheduled to be voted on at the meeting:

          1. The election of two persons to serve as directors of the Fund;

          2. The ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent accountants of the Fund for the year ending December 31, 1998;

          3. A stockholder proposal to terminate the Fund's advisory agreement with Clemente Capital, Inc., which serves as the investment adviser of the Fund (the "Contract Termination Proposal");

          4. A stockholder proposal recommending that the Board of Directors of the Fund take steps to convert the Fund to an open-end fund within 60 days of stockholder approval ("Open-Ending Proposal").

          5. A stockholder proposal stating that it would be in the best interests of the Fund and its stockholders for members of the Board of Directors who are not standing for re-election this year to resign; and

          6. A stockholder proposal recommending that the Board of Directors authorize and direct the officers of the Fund to reimburse for reasonable expenses incurred in connection with my solicitation of proxies.

          With respect to these matters, I am soliciting a proxy to vote your shares:

          * IN FAVOR of the election of two persons (including myself) whom I intend to nominate for election as directors of the Fund; and

          *  FOR each of the stockholder proposals

          I am making no recommendation on how shares should be voted on the ratification of the selection of the Fund's independent accountants.

          I am also soliciting your proxy to vote your shares FOR the following proposals which I intend to introduce at the meeting (but which do not appear in the Fund's proxy statement or on its [white] proxy card):

          As discussed below, I believe that election of my nominees will help assure that serious consideration is given by the Board of Directors to the implementation of measures intended to increase the net asset value ("NAV") of the Fund's shares and/or to reduce or eliminate the discount from NAV at which the Fund's shares have been trading. I also believe that these goals will be furthered by stockholder approval of the Contract Termination Proposal and the proposal stating that it would be in the best interests of the Fund and the stockholders for incumbent directors not standing for election to resign.

          The Open-Ending Proposal submitted by another stockholder will result in shares of the Fund being redeemable at NAV if the Board of Directors takes the action recommended in that proposal and the stockholders subsequently approve it. I therefore support the Open-Ending Proposal.

How Proxies Will Be Voted

          All of the proposals scheduled by the Fund to be voted on at the meeting are included in the enclosed [GREEN] proxy card. If you wish to vote IN FAVOR of my nominees, and FOR the stockholder proposals, you may do so by completing and returning a [GREEN] proxy card.

          If you return a [GREEN] proxy card to me or my agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted IN FAVOR of the election of my nominees for director, and FOR the stockholder proposals. If you do not indicate how to vote on the ratification of the selection of the Fund's independent accountants, your shares will be voted TO ABSTAIN on that matter.

          If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting. These may include, among other things, matters relating to the conduct of the meeting and proposals of other stockholders.

Voting Requirements

          Only stockholders of record on the Record Date are entitled to vote at the meeting. According to the Fund's proxy statement, there were 5,892,400 shares of Common Stock issued and outstanding on the Record Date. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of Common Stock held. Directors of the Fund are elected by a plurality of the votes cast. Ratification of the selection of the Fund's independent accountants and approval of the stockholder proposals described in the Fund's proxy statement and this proxy statement each require the affirmative vote of a majority of the shares voting on the matter, except for the Contract Termination Proposal, which requires the vote of a majority of the outstanding voting securities of the Fund, as defined by the Investment Company Act of 1940 (the "1940 Act"). This majority means the lesser of: (1) 67% or more of the Common Stock of the Fund present at the meeting, if the holders of more than 50% of the outstanding Common Stock
are present or represented by proxy; or (2)    more than 50% of the
outstanding Common Stock.

          In tallying stockholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting. Abstentions and broker non-votes will have no effect on the election of directors. The two nominees receiving the largest number of votes will be elected to serve as directors of the Fund. In addition, abstentions and broker non-votes are not considered votes "cast" and thus, will have no effect on any proposal other than the Contract Termination Proposal, in which case they will have the same effect as "no" votes.

          The presence, in person or by proxy, of the holders of more than 50% of the shares of Common Stock of the Fund entitled to vote at the meeting will constitute a quorum for the transaction of business.
If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve any of the stockholder proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. Any adjournment will require the affirmative vote of a majority of those shares present at the meeting in person or by proxy. If an adjournment of the meeting is proposed, the persons named as proxies on the [GREEN] proxy card will vote for or against such adjournment in their discretion.

Revocation of Proxies

          You may revoke any proxy you give to management or me at any time prior to its exercise in the following ways:

          Deliver a written revocation of your proxy to the Secretary of the Fund;

          Execute and deliver a later dated proxy to me or to the Fund or our respective agents; or

          Vote in person at the meeting. (Attendance at the meeting will not in and of itself revoke a proxy.)

          There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.

Information Concerning the Soliciting Stockholder

          The stockholder making this solicitation is Phillip Goldstein. I am an independent investor and investment manager who presently manages investment portfolios having assets in excess of $60 million. Since December 1, 1992, I have been the president and 50% stockholder of a company that serves as the general partner of a private investment partnership. That partnership is a stockholder in the Fund.

          Since 1996, I have taken an active role in urging the management of certain registered closed-end investment companies, including the Fund, to take various actions that I believe would benefit those companies and their stockholders. My address is 60 Heritage Drive, Pleasantville, NY 10570.

          As of the Record Date, I owned jointly with my wife, Judy Kauffman Goldstein, 1,501, shares of Common Stock of the Fund, representing less than 1% of the issued and outstanding shares of Common Stock. I am also deemed to be the beneficial owner of 284,000 shares of Common Stock held by my clients, which represents approximately 4.82% of the issued and outstanding shares of Common Stock. Combined, these personal and client holdings (285,501 shares) represent 4.85% of the outstanding Common Stock.

          Exhibit 1 to this proxy statement contains a schedule showing my purchases of Common Stock within the past two years.

                         REASONS FOR THE SOLICITATION

          In my view, management has not taken meaningful steps to enhance stockholder value. For this reason, I am soliciting your vote to elect Mr. Hellerman and me to the Board of Directors and to approve various stockholder proposals which I believe will enhance stockholder value.

          As you may know, the Board has recently approved a policy calling for the repurchase of shares of the Fund in an attempt to reduce the discount to NAV. Implementation of this policy is contingent on stockholders rejecting the Open-Ending Proposal and the Contract Termination Proposal. However, the Fund has made no commitment as to the number of shares that will be purchased or the frequency of such purchases. The Fund also has made no commitment as to the period for which the share repurchase policy will be continued. I therefore believe that the Board's newly adopted share repurchase policy is simply designed to induce shareholders to reject the Stockholder proposals that the Board opposes and will not provide a long-term solution to the discount problem. More meaningful actions are required.

          The election of Mr. Hellerman and me as directors will provide stockholders with an independent voice on important matters affecting the Fund. Our election will give the Board a new perspective and will help assure that measures intended to benefit stockholders are more actively considered. The approval of my proposals will also further these goals to the extent that they may result in:

          * implementation of new investment advisory arrangements with an investment adviser that is committed to enhancing value for stockholders; and

          * greater independence of the Board, enhancing its ability to act in the best interests of stockholders.

          If you share these goals, I urge you to vote for my nominees and proposals, using the enclosed [GREEN] proxy card.

                              CERTAIN CONSIDERATIONS

          In deciding whether to give me your proxy, you should consider the following information.

          Even if my nominees are elected and my proposals are approved by stockholders, there can be no assurance that the full Board of Directors will take any actions that we may advocate or that such actions, if taken, will achieve their intended goals. My nominees will, if elected, represent only two of the Fund's eight directors, absent the resignation of any Class II or Class III directors.

          Implementation of certain Board actions may require stockholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by stockholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of stockholders.

          I believe that all stockholders of the Fund will benefit if any actions taken to improve stockholder value or to reduce or eliminate the discount from NAV are successful. However, I am paid fees by my clients who hold shares of the Fund. These fees will be greater if the value of the Fund's shares increases and, in some cases, are based upon a share of the profits the client earns.

          If the Contract Termination Proposal is approved, it will be necessary for the Fund to retain a new investment adviser and obtain approval of an investment advisory agreement with the new adviser by the Board of Directors of the Fund, including the vote of a majority of the directors who are not "interested persons" of the Fund as defined by the 1940 Act, and by stockholders of the Fund. No assurance can be given that a new adviser will be identified or approved prior to the date as of which the investment advisory agreement with Clemente Capital, Inc. terminates. In such event, the Fund might have to implement interim arrangements to assure continued management of the Fund's assets, which might require the issuance of an order by the Securities and Exchange Commission (and of which there can be no assurance). Alternatively, the Board of Directors or officers of the Fund would have to manage the Fund's investment portfolio.

          I and companies with which I am affiliated are parties to three pending legal actions involving closed-end funds. These actions are described in Exhibit 2. In two of those actions, the closed-end funds have alleged that I violated certain provisions of the Federal securities laws in connection with the solicitation of proxies.

                          ELECTION OF DIRECTORS

          At the meeting, stockholders will have the opportunity to elect two persons as directors of the Fund. The Fund currently has a total of eight directors, divided into three classes. There are presently two Class I directors, whose terms expire in 1998 (one Class I directorship is vacant and will not be filled), three Class II directors, whose terms expire in 1999, and three Class III directors, whose terms expire in 2000. Each person elected as a director at the meeting will be a Class I director and have a term expiring in 2001.

          I will nominate Mr. Gerald Hellerman and myself for election as Class I directors of the Fund. Information about the nominees is as follows:


Name, Business Address          Age     Principal Business Occupations
----------------------          ---     ------------------------------

Gerald Hellerman                51     Since 1993, Mr. Hellerman
10965 Eight Bells Lane                 has served as the managing
Columbia, Maryland  21044              director of Hellerman Associates,
                                       provides financial consulting and
                                       litigation support services to
                                       private clients in government
                                       related matters.  From 1976 to
                                       1993,

                                       Mr. Hellerman was the Chief
                                       Financial Analyst for the United
                                       States Department of Justice.
                                       He a trustee of Third Avenue
                                       Trust, Third Avenue Value Fund,
                                       Third  Avenue Small Cap Value
                                       Fund and Third Avenue High Yield
                                       Fund, which are registered
                                       open-end investment companies.

Phillip Goldstein                53    Since 1992, Mr. Goldstein has
60 Heritage Drive                      managed investments for a limited
Pleasantville, New York 10570          number of clients and has served
                                       as the portfolio manager of a
                                       private investment partnership.
                                       He is president of the general
                                       partner of that investment
                                       partnership.  Mr. Goldstein has
                                       been a private investor in
                                       closed-end investment companies
                                       since 1974 and an advocate for
                                       stockholders' rights since 1996.

          As previously noted, I am deemed to own beneficially 285,501 shares of Common Stock, representing 4.85% of the shares outstanding on the Record Date, including shares owned jointly with my wife and shares owned by my clients. Mr. Hellerman does not own, beneficially or of record, any shares of Common Stock of the Fund.

          Directors of the Fund who are not affiliated with Clemente Capital, Inc., or Wilmington Trust Company (the Fund's U.S. adviser) receive an annual stipend of $8,000 for serving on the Board and its committees, an additional $500 for each Board meeting which they attend and reimbursement for out-of-pocket expenses in connection with their attendance at directors' meetings. The Fund does not pay any pension or other benefits to its directors.

          Other than fees that may be payable by the Fund to its directors, neither nominee named above has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. I have agreed to indemnify Mr. Hellerman for certain liabilities he may incur in connection with this proxy solicitation.

          The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of the two nominees named above. Each nominee has consented to stand for election and to serve if elected. If either nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, as is designated by the persons named as proxies.

          Information regarding the persons now serving as directors and officers of the Fund, and additional information regarding the Fund, is contained in the Fund's proxy statement.

                        STOCKHOLDER PROPOSALS

          I intend to introduce the following three proposals at the meeting.


Contract Termination Proposal

Several months ago, I submitted a stockholder proposal to the Fund on behalf of the investment partnership that I manage. This proposal is included in the Fund's proxy statement and states as follows:

          RESOLVED, The investment advisory agreement between Clemente Capital, Inc. and the Fund shall be terminated.

          If this proposal is approved by stockholders, the investment advisory agreement with the Fund's investment advisory agreement with Clemente Capital, Inc. will terminate 60 days after approval of the proposal. I believe that Clemente Capital, Inc. has been the primary impediment to the open-ending of the Fund. Although passage of this proposal would not result in open-ending the Fund, it will encourage the Board of Directors to seek a new investment adviser who is committed to enhancing stockholder value.

          In the event this proposal is approved by stockholders, it will be necessary for the Board of Directors, including a majority of the directors who are not "interested persons" (as defined by the 1940
Act) of the Fund, to approve an investment advisory agreement with a new investment adviser to assure continuity of services to the Fund. This new advisory agreement will also have to be approved by stockholders of the Fund prior to its effectiveness. If a new advisory agreement is not approved by stockholders and directors and implemented prior to the effective date of the termination of the present investment advisory agreement, it is possible that there will be a period of time during which the Fund will not have an independent investment adviser responsible for the management and supervision of its investment portfolio. In addition, termination of the investment advisory agreement will require the Fund to change its name. The investment advisory agreement with Clemente Capital, Inc. specifies that the Fund may only use the name "Clemente" for so long as the investment advisory agreement is in effect. A stockholder vote will be required to change the name of the Fund.

Proposal that Class II and Class III Directors Resign

          At the meeting, I intend to introduce the following resolution for approval by the stockholders:

          RESOLVED, That it would be in the best interests of the Fund and its stockholders for the Class II and Class III directors to resign their positions as directors of the Fund.

          Resignation of the Class II and Class III directors will enable the Class I directors, elected at the 1998 Annual Meeting of Stockholders, and an additional director appointed by them, to have sole responsibility for the consideration and determination of actions that should be taken in seeking to enhance stockholder value and to eliminate or reduce the discount from NAV at which shares of the Fund trade.

          If my nominees are elected as directors of the Fund and if at least five of the six Class II and Class III directors of the Fund resign their positions, my nominees will constitute a majority of the Board of Directors. If all of the Class II and Class III directors resign, it will be necessary to appoint an additional director to satisfy the requirement of the By-Laws of the Fund that there be at least three directors. Under the By-Laws, my nominees will, if elected, have the authority to appoint a person to serve as a director. The nominees will fix the number of directors at three persons and will not call a stockholder meeting to elect additional directors in order to reduce costs to the Fund.

          If Mr. Hellerman and I comprise a majority of the Board of Directors, we will have the ability to implement measures we believe will enhance stockholder value and are in the best interest of stockholders. Of course, no assurance can be given that any such measures will be successful.

Proposal Recommending Reimbursement of Expenses of Soliciting
Stockholder

          At the meeting, I intend to introduce the following resolution for approval by the stockholders:

RESOLVED, That the stockholders hereby recommend that the Board of Directors authorize and direct the officers of the Fund to reimburse Phillip Goldstein for such reasonable fees and expenses as have been and may hereafter be incurred by him in connection with his solicitation of proxies to be voted at the 1998 Annual Meeting of Stockholders.

          I believe that the election of my nominees as directors of the Fund and the approval of the stockholder proposals I intend to introduce will benefit the Fund and its stockholders. For this reason, I intend to seek reimbursement of the reasonable fees and expenses I incur in connection with the solicitation of proxies and believe that reimbursement by the Fund would be appropriate.

                   PRINCIPAL HOLDERS OF VOTING SECURITIES

          According to the Fund's proxy statement, as of the Record date: (i) Ron Olin Investment Management Company and Deep Discount Advisers, Inc., both located at One West Pack Square, Suite 777, Asheville, North Carolina 28801, together owned approximately 19.4% of the outstanding Common Stock of the Fund; and (ii) no other person owned of record or, to the knowledge of the Fund, beneficially owned more than 5% of the outstanding Common Stock. Mr. Olin and Deep Discount Advisers, Inc. are defendants in litigation involving a closed-end investment company in which Phillip Goldstein is also a defendant. See
Exhibit 2.

          According to the Fund's proxy statement, officers and directors of the Fund, as a group (10 persons), owned an aggregate of 8,500 shares of Common Stock, representing less than 1% of the outstanding shares.

                           THE SOLICITATION

          I am making this solicitation personally. My wife, Judy Kauffman Goldstein, as well as persons affiliated with or employed by the general partner of the investment partnership that I manage, may assist me in the solicitation of proxies. They will not receive any special compensation for their services.

          Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

          I will personally bear all of the fees and expenses related to this proxy solicitation except to the extent that I seek and obtain reimbursement. I intend to seek reimbursement of these expenses from the Fund and will propose at the meeting that stockholders authorize and direct such reimbursement at the meeting. I estimate that the total amount of fees and expenses I will incur in soliciting proxies will be approximately $30,000. These fees and expenses to date are approximately $20,000. If I am not reimbursed by the Fund, I may seek reimbursement from one or more of my clients or from the general partner of the Partnership that I manage.

          I am not and, within the past year, have not been a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving either myself or any associate which relates to future employment by the Fund or any future transaction with the Fund.

          If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please call me at (914) 747-5262.

                         ADDITIONAL PROPOSALS

          I know of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the meeting, it is the intention of the persons named as proxies in the enclosed [GREEN] proxy card to vote in accordance with their own best judgment on such matters.

          The date by which a stockholder must submit a proposal to be presented at the 1999 Annual Meeting of Stockholders is set forth in the Fund's proxy statement.

Dated: August 28, 1998




EXHIBIT 1

                SECURITIES OF THE FUND PURCHASED OR SOLD
         WITHIN THE PAST TWO YEARS BY THE SOLICITING STOCKHOLDER

          Except as disclosed in this proxy statement, neither Mr. Goldstein nor Mr. Hellerman has, or had, any interest, direct or indirect, by security holdings or otherwise, in the Fund. The following table sets forth certain information with respect to purchases of shares of Common Stock of the Fund by Mr. Goldstein and by accounts holding shares as to which he is deemed to be the beneficial owner (the "Accounts"). Mr. Hellerman does not own of record or beneficially any shares of Common Stock and has not owned any Common Stock within the past two years. Mr. Goldstein and the Accounts have not sold any shares of Common Stock within the past two years.

          The shares are held in margin accounts, together with other securities owned by Mr. Goldstein and the Accounts. Therefore, a portion of the purchase price and market value of the shares may from time to time be represented by margin borrowings, depending upon the net debit balances, if any, of the margin accounts, which fluctuate daily.



Date          Shares Purchased

9/12/96      5,000
9/17/96      2,100
9/18/96      1,400
9/19/96      700
10/4/96      15,000
10/9/96      5,500
10/22/96     5,000
10/29/96     2,700
10/30/96     5,900
11/4/96      2,100
11/26/96     1,000
11/29/96     1,500
11/30/96     3,500
12/4/96      1,500
12/18/96     5,000
12/23/96     5,000
6/17/97      4,800
6/18/97      1,700
6/19/97      1,100
6/20/97      2,000

7/25/97      2,300
8/11/97      300
8/12/97      4,600
8/13/97      2,400
8/15/97      2,000
8/18/97      2,000
8/19/97      3,000
8/22/97      1,900
8/23/97      1,700
8/27/97      6,300
8/28/97     35,850
8/29/97      4,700
9/2/97       8,050
9/4/97       3,000
9/5/97       5,000
9/22/97      3,600
9/23/97        100
10/21/97     5,100
10/23/97     4,300
10/27/97       800
10/28/97     1,000
11/11/97       200
11/24/97     4,900
11/26/97     1,900
11/28/97     3,000
12/11/97     3,900
12/12/97     2,700
12/17/97     1,500
12/19/97       500
12/22/97     5,500
12/23/97     7,000
12/26/97     1,200
12/29/97     3,800

EXHIBIT 2

               PENDING LITIGATION INVOLVING THE SOLICITING STOCKHOLDER


          The soliciting stockholder, and entities affiliated with him, are involved in the following pending litigation relating to closed-end funds. Each litigation is pending in U.S. District Court for the Southern District of New York.

The Emerging Germany Fund Litigation

          Phillip Goldstein, an investment partnership that he manages (the "Partnership"), and the general partner of the Partnership (the "General Partner") (of which Phillip Goldstein is a 50% owner) are named defendants in a federal court action for injunctive relief filed on April 8, 1998 by The Emerging Germany Fund, Inc. ("FRG"). FRG filed this action immediately after canceling its 1998 annual meeting scheduled for April 27, 1998, and has stated that it will not schedule an annual meeting until the litigation has been resolved.

          In its action, FRG alleges that the defendants solicited proxies in violation of Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with certain postings by Mr. Goldstein on an Internet bulletin board. FRG also alleges that Mr. Goldstein, the Partnership, and two other defendants, Ronald Olin and Deep Discount Advisors, Inc., were a "group" within the meaning of
Section 13(d) of the Williams Act, and had failed to file a Schedule
13D.

          All defendants have moved to dismiss FRG's complaint. Those motions are pending. In addition, the Partnership has filed a related action against FRG and its directors for declaratory and injunctive relief alleging that FRG's management violated Section 14(a) of the Exchange Act and took actions, including the adoption of an advance notice by-law and cancellation of the annual meeting, for the purpose of entrenching management and depriving the stockholders of their right to vote. FRG has filed an answer to the Partnership's complaint, and discovery has been stayed pending a decision on the motions to dismiss FRG's case.

The Emerging Mexico Fund Litigation

          On June 10, 1998, the Partnership filed a federal court action for declaratory and injunctive relief against The Emerging Mexico Fund, Inc. ("MEF") and its directors alleging that the defendants violated
Section 14(a) of the Exchange Act and Section 36 of the Investment Company Act of 1940 Act (the "1940 Act") by, among other things, precluding the Partnership from presenting certain proposals and nominees for election as directors at MEF's 1998 annual stockholders' meeting. The complaint alleges that the defendants improperly used MEF's advance notice by-law to eliminate any challenge to management, and that MEF made misleading statements in its proxy statement with respect to certain stockholder proposals. The action seeks to nullify any election of management's nominees for director, and to compel MEF to hold a meeting at which stockholders may present nominees for director, as well as other proposals.

          MEF has answered the Partnership's complaint and has filed counterclaims against the Partnership, Phillip Goldstein and the General Partner, alleging that Goldstein solicited proxies via a posting on an Internet bulletin board and comments solicited by financial journalists for the election of the Partnership's nominees (which MEF had determined could not be elected at the annual meeting) in violation of Section 14(a) of the Exchange Act. Goldstein, the General Partner and the Partnership have moved to dismiss MEF's claims.

The Gabelli Global Multimedia Trust Litigation

          On or about September 4, 1997, a lawsuit seeking class action status was commenced by the Partnership against the Gabelli Global Multimedia Trust (the "Trust") and its directors alleging violations of
Section 14(a) of the Exchange Act and Section 20(a) of the 1940 Act (and as against the directors, breach of fiduciary duty) and seeking rescission of the issuance of preferred stock by the Trust and other relief. The complaint alleges that the Trust's proxy statement used in connection with the 1997 Annual Meeting contained material misstatements and omissions in connection with a proposal to amend the restriction on the issuance of senior securities. On January 16, 1998, the defendants opposed the motion for class certification which is now under the court's consideration.

                                 *     *     *

          All of the above actions were filed in the Federal District Court , S.D.N.Y. Copies of all pleadings in the above actions are available upon request to Gregory E. Keller of the law firm of Silverman, Harnes, Harnes, Prussin & Keller, 750 Lexington Avenue, New York, New York 10022, Tel. (212) 754-2333.

                                 PROXY CARD

                     PROXY SOLICITED IN OPPOSITION TO
                        THE BOARD OF DIRECTORS OF
                        CLEMENTE GLOBAL GROWTH FUND, INC.
                                   BY
                           PHILLIP GOLDSTEIN

                     ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON SEPTEMBER 23, 1998

The undersigned hereby appoints Steven Samuels, Rajeev Das and Phillip Goldstein, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Clemente Global Growth Fund, Inc. (the "Fund") to be held at The Essex House Hotel, 160 Central Park South, New York, New York, on September 23, 1998, at 9:30 a.m., New York time (the "Meeting"), and any adjournment(s) or postponement(s) thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified below. The proxies may vote in their discretion with respect to such other matter or matters as may come before the Meeting and with respect to all matters incident to the conduct of the Meeting.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)
1.    ELECTION OF DIRECTORS.
FOR all nominees listed below.              WITHHOLD AUTHORITY
(except as indicated to the contrary below) [ ] to vote for all nominees listed
                                                      below [ ]

      GERALD HELLERMAN
      PHILLIP GOLDSTEIN

      If you wish to withhold authority to vote for the election of any individual nominee, write the name of that nominee below:

      ______________________________

2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Fund's independent accountants for the year ending December 31, 1998:

                  FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

3. Stockholder proposal recommending that the Board of Directors take steps to convert the Fund to an open-end fund.

                  FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

4. Stockholder proposal to terminate the investment advisory agreement between the Fund and Clemente Capital, Inc.

                  FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

5. Stockholder proposal stating that resignation of Class II and Class III directors would be in the best interests of the Fund and its stockholders.

                  FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

6. Stockholder proposal recommending that the Board authorize and direct the Fund's officers to reimburse Phillip Goldstein for reasonable fees and expenses incurred in soliciting proxies.

                  FOR [   ]     AGAINST [   ]     ABSTAIN [   ]

IMPORTANT - - PLEASE SIGN AND DATE THE [REVERSE SIDE].

SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED ABOVE IN
ITEM 1 AND FOR PROPOSALS 3, 4, 5 AND 6, AND WILL ABSTAIN FROM VOTING ON PROPOSAL 2. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED SEPTEMBER 2, 1998, OF PHILLIP GOLDSTEIN. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.

(IMPORTANT - PLEASE FILL IN DATE)

This proxy card is provided by Phillip Goldstein, a stockholder of the Fund.

Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer.

If a partnership, please sign in partnership name by authorized person.

SIGNATURE(S)                                   Dated:

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.